EXHIBIT 32.2
Statement of Chief Financial Officer
Pursuant to Section 1350 of Title 18 of the United States Code
     Pursuant to Section 1350 of Title 18 of the United States Code, I, Jeffrey D. Miller, Vice President and Chief Financial Officer of Donegal Group Inc. (the “Company”), hereby certify that, to the best of my knowledge:
     1. The Company’s Form 10-K Annual Report for the period ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey D. Miller
Jeffrey D. Miller, Vice President and
Chief Financial Officer
Date: March 13, 2008